Exhibit 99.B(d)(16)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors, LLC

As of January 2, 2013, as amended June 30, 2016

SEI INSTITUTIONAL MANAGED TRUST

Tax-Managed Managed Volatility Fund
Tax-Managed International Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:
/s/ William T. Lawrence	/s/ Michael Brogan

Name:	Name:
William T. Lawrence	Michael Brogan

Title:	Title:
Vice President	Managing Director

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors, LLC

As of January 2, 2013, as amended June 30, 2016

Pursuant to Paragraph 5, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI INSTITUTIONAL MANAGED TRUST

[Redacted]

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors, LLC

By:	By:
/s/ William T. Lawrence	/s/ Harindra de Silva

Name:	Name:
William T. Lawrence	Harindra de Silva

Title:	Title:
Vice President	President